Exhibit 15
Acknowledgment of
Independent Registered Public Accounting Firm
Board of Directors and Stockholders
Lockheed Martin Corporation
We are aware of the incorporation by reference of our report dated July 21, 2020, relating to the unaudited consolidated interim financial statements of Lockheed Martin Corporation that is included in its Form 10-Q for the quarter ended June 28, 2020, in the following Registration Statements of Lockheed Martin Corporation:

•33-63155 on Form S-8, dated October 3, 1995;
•33-58083 on Form S-8 (Post-Effective Amendment No. 1), dated January 22, 1997;
•333-20117 and 333-20139 on Form S-8, each dated January 22, 1997;
•333-37069 on Form S-8, dated October 2, 1997;
•333-40997 on Form S-8, dated November 25, 1997;
•333-58069 on Form S-8, dated June 30, 1998;
•333-92197 on Form S-8, dated December 6, 1999;
•333-92363 on Form S-8, dated December 8, 1999;
•333-78279 on Form S-8 (Post-Effective Amendment No. 2), dated August 3, 2000;
•333-56926 on Form S-8, dated March 12, 2001;
•333-113769, 333-113770, 333-113771, 333-113772, and 333-113773 on Form S-8, each dated March 19, 2004;
•333-115357 on Form S-8, dated May 10, 2004;
•333-146963 on Form S-8, dated October 26, 2007;
•333-155684 on Form S-8, dated November 25, 2008 and August 23, 2011 (Post-Effective Amendment No. 1);
•333-155687 on Form S-8, dated November 25, 2008;
•333-162716 on Form S-8, dated October 28, 2009;
•333-176440 on Form S-8, dated August 23, 2011 and April 24, 2020 (Post-Effective Amendment No. 1);
•333-188118 on Form S-8, dated April 25, 2013;
•333-195466 on Form S-8, dated April 24, 2014, July 23, 2014 (Post-Effective Amendment No.1) and April 24, 2020 (Post-Effective Amendment No. 2);
•333-237829, 333-237831, and 333-237832 on Form S-8, each dated April 24, 2020;
•333-237834 on Form S-3, dated April 24, 2020; and
•333-237836 on Form S-3, dated April 24, 2020.

/s/ Ernst & Young LLP
Tysons, Virginia
July 21, 2020